As filed with the Securities and Exchange Commission on December 21, 2001
                                          Registration Statement No. 333-_______

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                          ___________________________
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                          ___________________________
                                C-COR.net Corp.
             (Exact name of registrant as specified in its charter)

        Pennsylvania                                     24-0811591
(State or other jurisdiction of            (IRS Employer Identification Number)
incorporation or organization)

                                60 Decibel Road
                     State College, Pennsylvania 16801-7530
                                 (814) 238-2461
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                David A. Woodle
                Chief Executive Officer, President and Chairman
                                C-COR.net Corp.
                                60 Decibel Road
                     State College, Pennsylvania 16801-7530
                                 (814) 238-2461
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                          ___________________________

                                   Copies to:

                           Robert C. Gerlach, Esquire
                     Ballard Spahr Andrews & Ingersoll, LLP
                         1735 Market Street, 51st Floor
                       Philadelphia, Pennsylvania  19103
                                 (215) 665-8500

  Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE
================================================================================
       Title of each class                 Proposed maximum         Amount of
          of securities                   aggregate offering       registration
        to be registered                    price /(1)(2)/              fee
--------------------------------------------------------------------------------
Common Stock, $.05 par value                             (3)(4)           (3)
--------------------------------------------------------------------------------
Preferred Stock, no par value                               (3)           (3)
--------------------------------------------------------------------------------
Debt Securities                                             (3)           (3)
--------------------------------------------------------------------------------
Warrants                                                    (3)           (3)
--------------------------------------------------------------------------------
Total                                             $150,000,000       $35,850
================================================================================
(1) There are being registered hereunder such indeterminate number of shares of common stock and preferred stock, such principal amount of debt securities or issue price of debt securities issued at original issue discount, and such indeterminate amount of warrants to purchase debt securities or shares of common stock or preferred stock, as shall have an aggregate offering price not to exceed $150,000,000.


(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"), and exclusive of accrued interest and dividends, if any.


(3) Not required to be included in accordance with General Instruction II.D. of Form S-3 under the Securities Act.


(4) The aggregate amount of common stock registered hereunder is limited to that which is permissible under Rule 415(a)(4)(ii) under the Securities Act.

                         ______________________________

     The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

     The prospectus included in this registration statement relates to the securities registered pursuant to this Form S-3.

================================================================================

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

                 Subject to Completion, dated December 21, 2001

Prospectus

                                  $150,000,000
                             [C-COR.net Corp. logo]

                                  Common Stock
                                Preferred Stock
                                Debt Securities
                                    Warrants

     We will provide the special terms for each of these securities and their offering prices in supplements to this prospectus. In the case of common stock, the terms will include the number of shares offered and their offering prices. In the case of preferred stock, the terms will include the number of shares offered, their offering prices and the designation, preferences and rights of the preferred stock. In the case of debt securities, these terms will include, as applicable, the specific designation, aggregate principal amount, maturity, rate or manner of calculating the rate of interest, premium, and terms for redemption. In the case of warrants, these terms will include the title, the number, the offering price, the exercise price and the exercise period.

     We may sell any combination of these securities, up to a total dollar amount of $150,000,000, from time to time in one or more offerings to or through underwriters, to other purchasers, or through agents under this prospectus, as supplemented. We will provide the names of any underwriters or agents in supplements to this prospectus.

     Our common stock is listed on the Nasdaq National Market under the symbol "CCBL." On December 20, 2001, the closing sale price of the common stock, as reported on the Nasdaq National Market, was $13.59 per share. None of the other securities are currently publicly traded.

     You should read carefully this prospectus, the documents incorporated by reference in the prospectus, and any prospectus supplement before you invest. We strongly recommend that you read carefully the risks that we describe in the prospectus and any prospectus supplement, as well as our most recent reports to the Securities and Exchange Commission, for a fuller understanding of the risks and uncertainties that we face.

     SEE "RISK FACTORS" BEGINNING ON PAGE 5 TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE BUYING OUR SECURITIES.

     THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this prospectus is ________, 2001.

                               TABLE OF CONTENTS

About This Prospectus..............................................   1
Prospectus Summary.................................................   2
About C-COR.net....................................................   2
Summary Of The Securities We May Offer.............................   4
Risk Factors.......................................................   5
Forward-Looking Statements.........................................  15
Use Of Proceeds....................................................  15
Ratio Of Earnings To Fixed Charges.................................  16
Description Of Capital Stock.......................................  16
Description Of Debt Securities.....................................  21
Description Of Warrants............................................  29
Plan Of Distribution...............................................  29
Legal Matters......................................................  31
Independent Public Accountants.....................................  32
Where You Can Find More Information................................  32

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a "shelf" registration process. Under this shelf process we may offer, from time to time, shares of our common stock, preferred stock, debt securities or warrants, in one or more offerings.

     The total aggregate offering price of these securities will not exceed $150,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices, and terms of the securities we offer. The prospectus supplement also may add, update, or change information contained in this prospectus.

     We may sell the securities to or through underwriters, dealers, or agents or directly to purchasers. We and our agents reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. A prospectus supplement, which we will provide to you each time we offer securities, will provide the names of any underwriters, dealers, or agents involved in the sale of the securities, and any applicable fee, commission, or discount arrangements with them.

     As used in this document, the terms "we," "us," "our," and "C-COR.net" mean C-COR.net Corp. and its subsidiaries (unless the context indicates a different meaning) and the term "common stock" or "shares" means C-COR.net common stock, $0.05 par value per share.

                               PROSPECTUS SUMMARY

     This summary highlights the more detailed information contained elsewhere in this prospectus. It may not include all the information that is important to you. You should read the entire prospectus, the prospectus supplement delivered with the prospectus, and the documents incorporated by reference before making an investment decision.

                                ABOUT C-COR.net

     We provide technology and services to the global market for the full network life cycle of two-way hybrid fiber coaxial cable, or HFC, broadband networks. Our core strategy is to leverage our 48-year reputation for quality and service, our strong customer relationships and our extensive installed base of transmission equipment to provide a broad line of flexible, reliable and cost-effective network products and service solutions. We offer a comprehensive range of products, including digital video transport equipment, optical transmitters and receivers, optical nodes, and optical and RF amplifiers. Our services focus on enabling reliable, high-speed, broadband communications over HFC networks, and include network engineering, design, construction, activation, optimization, certification, maintenance and operations. Our products and services enable HFC network operators to offer applications such as digital television, Internet, telephony and video-on-demand.

     The increasing size, complexity and traffic over cable networks requires consistent, reliable network performance to meet customer demands. We believe cable network operators will need to substantially increase their investment in high quality, value added services such as network design, activation, Internet enablement, advice on system upgrades and proactive performance management. Given the increased complexity and cost associated with designing, monitoring and maintaining next generation HFC networks, we also believe cable operators will turn to third party providers, such as us, to assist them in enhancing network integrity.

     To meet the strategic objective of delivering both a comprehensive line of telecommunications equipment and broadband management services that our customers require across the HFC network, we have made eight acquisitions since 1999, three of which were completed in 2001. In April 2001, we acquired MobileForce Technologies, Inc., which enabled us to expand our suite of broadband management services to include workforce management and wireless mobile computing solutions for cable and other large field service industries. In July 2001, we acquired Aerotec Communications, Inc., which enabled us to strengthen our position as a nationwide provider of comprehensive technical services by expanding our presence in the western United States and enhancing our network construction capabilities. In August 2001, we acquired certain assets and liabilities of the Broadband Communications Division of ADC Telecommunications, Inc., which expanded our product capabilities, particularly in digital video transport, our customer and geographic reach, our installed equipment base and our employee resources.

     Following the acquisition of cable assets from ADC in August 2001, we realigned our business into three divisions to position ourselves better in the market to deliver a broad complement of advanced network products and services to the broadband market. Each of these divisions focuses on a market segment that is key to network integrity:

        . The Broadband Communications Products Division, headquartered in Meriden, Connecticut, with supporting facilities in the United States, Mexico, Austria and Argentina, is responsible for development, management, production, support and sale of our advanced digital video transport, optical and radio frequency, or RF, equipment.

        . The Broadband Management Solutions Division, headquartered in Pleasanton, California, with an engineering facility in State College, Pennsylvania, is responsible for development, integration, management, implementation, support and sale of our solutions to operate and manage reliable, high-quality multi-service networks. The division's flagship products include COR-Convergence, an integrated service management platform that takes the best in standards-based network management technology and integrates it with customer care and billing data sources to provide a real-time view of network, customer and service status, and a suite of field service management tools that combines browser-based business applications with real-time connectivity to the mobile workforce through wireless data connections and mobile computing devices.

        . The Broadband Network Services Division, headquartered in Lakewood, Colorado, with satellite offices in the northeast, midwest, southeast and western regions of the United States, provides outsourced technical field services, including broadband network engineering and design, construction, activation, optimization, certification, maintenance and operations.

     Our principal customers are the largest HFC network operators in the United States, such as Adelphia Communications Corp., Cox Communications, Inc., AOL Time Warner Inc., Charter Communications, Inc., AT&T Broadband, Cablevision Systems Corporation, Mediacom Communications Corp., Comcast Corporation and Rogers Communications, Inc., as well as many smaller domestic cable operators and several international cable operators. These customers primarily operate HFC networks for delivering video, voice and data services to homes and businesses. With the acquisition of cable assets from ADC, our customer base has expanded in the United States and abroad, not only among cable operators, but also among telephone companies and broadcasters who purchase digital video transport equipment such as the DV6000 series that we acquired from ADC.

     Our principal executive offices are located at 60 Decibel Road, State College, Pennsylvania 16801. Our telephone number is (814) 238-2461.

                     SUMMARY OF THE SECURITIES WE MAY OFFER

     We may offer shares of our common stock, preferred stock, debt securities or warrants from time to time. The total aggregate dollar amount of all of the shares of common stock, preferred stock, debt securities and warrants that we may issue will not exceed $150,000,000. When we use the term "securities" in this prospectus, we mean any of the securities that we may offer with this prospectus unless we say otherwise. This prospectus describes the general terms that may apply to the securities. The specific terms of any particular securities that we may offer will be described in a separate supplement to this prospectus.

Common Stock

     We may offer shares of our common stock. Our common stock currently is traded on the Nasdaq National Market under the symbol "CCBL."

Preferred Stock

     We may offer shares of our preferred stock. We currently have no shares of preferred stock outstanding. Our preferred stock may be issued from time to time in one or more series with such designation, preferences and rights of the shares of such series and qualifications, limitations or restrictions thereon as established by our Board of Directors.

Debt Securities

     We may offer debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. For any particular debt securities we offer, the applicable prospectus supplement will describe the specific designation, the aggregate principal or face amount and the purchase price, the ranking, whether senior or subordinated in right of payment, the stated maturity, the redemption terms, if any, the conversion terms, if any, the rate or manner of calculating the rate and the payment dates for interest, if any, the amount or manner of calculating the amount payable at maturity and whether that amount may be paid by delivering cash, securities or other property, and any other specific terms. We will issue any senior and subordinated debt securities under separate indentures between us and a trustee that we will identify in the applicable prospectus supplement.

Warrants

     We may offer warrants, in one or more series. For any particular warrant we offer, the applicable prospectus supplement will describe the specific title, the number of warrants, the purchase price, the designation and terms of the underlying securities purchaseable upon exercise, the exercise price, the dates on which the right to exercise such warrant commences and expires, and any other specific terms. We will issue any warrants under separate warrant agreements between us and a warrant agent that we will identify in the applicable prospectus supplement.

                                   RISK FACTORS

     Before deciding to invest in our securities, you should consider carefully the risks described below and the risks set forth in any prospectus supplement, as well as other information we include or incorporate by reference in this prospectus and the additional information in the reports that we file with the SEC. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties that we do not presently know about, that we currently believe are immaterial or that are similar to those faced by other companies in our industry or business in general, may also adversely impact our business. If any of the risks described actually occur, our business, financial condition or results of future operations could be materially and adversely affected. In such case, the price of our securities could decline, and you may lose all or part of your investment.

OUR BUSINESS IS DEPENDENT ON THE LEVEL OF CAPITAL SPENDING BY HFC NETWORK OPERATORS.

     Historically, most of our sales have been HFC network transmission equipment and services to HFC network operators in the United States and internationally and we expect this to continue for the foreseeable future. Demand for our products depends significantly upon the size and timing of capital spending by HFC network operators for constructing, rebuilding or upgrading their systems. We cannot accurately predict the growth patterns of HFC network operators' spending, but we believe these patterns depend on a variety of factors, including:

     . overall demand for HFC network services and the acceptance of new broadband services, such as Internet, telephony, video-on-demand and digital television;

     . competitive pressures, including the availability of alternative delivery technologies, such as direct broadcast satellite, digital subscriber line and local multipoint distribution services;

     .    access to financing;

     .    HFC network operators' annual budget cycles;

     . the status of Federal, local and foreign government regulation of telecommunications and television broadcasting; and

     . fewer construction and upgrade projects typically occurring in winter months, and the effect of inclement weather.

OUR CUSTOMER BASE CONSISTS PRIMARILY OF A SMALL NUMBER OF CUSTOMERS IN A SINGLE INDUSTRY.

     Most of our sales have been to relatively few customers. Sales to our ten largest customers accounted for approximately 75% of net sales in fiscal 1999, 82% of net sales in fiscal 2000 and 82% of net sales in fiscal 2001.

     In recent years, there has been significant consolidation of ownership of domestic and international cable systems. As a result, we expect that the concentration of our sales among a small number of customers will continue for the foreseeable future. Almost all of our sales are made on a purchase order basis and none of our customers have entered into long-term agreements requiring them to purchase our products. The loss of, or any reduction in orders from, a significant customer would harm our business. We expect that any further consolidation of our customer base may result in delays in receiving new orders or a reduction in the size of orders for our products.

WE COULD BE ADVERSELY AFFECTED IF BROADBAND COMMUNICATIONS DO NOT DEVELOP
RAPIDLY.

     Our core products are network transmission equipment for HFC networks. HFC networks can be used to transport Internet, telephony, video-on-demand and digital television. A significant part of the current demand for our products depends on our customers' desire and ability to upgrade their existing networks and offer Internet and telephony services in addition to cable television service. There are, however, competing technologies such as direct broadcast satellite, digital subscriber line and local multipoint distribution services that can provide these upgraded services to end users. Improvements in a competing technology could result in significant price and/or performance advantages for that technology which, in turn, could reduce demand for our products.

     It is difficult for us to accurately predict the future growth rate, size and technological direction of the broadband communications market. As this market evolves, it is possible that HFC network operators, telephone companies or other suppliers of broadband wireless and satellite services will decide to adopt alternative technologies or standards that are incompatible with our products. If we are unable to design, manufacture and market products that incorporate or are compatible with these new technologies or standards, our business would suffer.

WE MAY BE UNABLE TO ACCURATELY FORECAST THE DEMAND LEVEL FOR OUR PRODUCTS IN THE LONG TERM.

     A substantial portion of our recent revenues have been derived from upgrades of domestic cable networks to increase their bandwidth to at least 750 mhz and to enable two-way transmission of signals. While we expect to generate additional sales in the coming quarters as the remainder of the cable networks are upgraded and as new products are introduced, we cannot accurately forecast the level of demand for our products in the long term. We expect the future level of demand for our products to be heavily influenced by the penetration rates of such consumer offerings as video-on-demand, digital television, Internet and telephony over HFC networks, which are beyond our control. In addition, we expect a higher proportion of our revenues to come from international customers in countries where the HFC networks are being upgraded to allow these services to be offered.

IF WE ARE UNABLE TO INCREASE NETWORK MANAGEMENT SERVICE REVENUE TO GENERATE ADEQUATE PROFITABILITY, OUR FINANCIAL RESULTS WOULD BE ADVERSELY AFFECTED.

     Our ability to increase network management service revenue depends on many factors that are beyond our control.  For example:

     .    our customers may decide not to outsource to third parties;

     . we may be unable to compete effectively with our competitors, particularly those with greater financial, technical, marketing and other resources; and

     . we may be unable to hire and retain enough qualified technical and management personnel to support our growth plans.

     In addition, the pricing structure and investment required in the network management services business are not well established. We may be unable to establish a business strategy that generates adequate profitability or an adequate return on investment.

WE MAY BE UNABLE TO MANAGE THE NUMEROUS RISKS AND CHALLENGES ASSOCIATED WITH OUR RECENT ACQUISITIONS OF MOBILEFORCE TECHNOLOGIES, INC., AEROTEC COMMUNICATIONS, INC. AND THE BROADBAND COMMUNICATIONS DIVISION OF ADC, AND THAT COULD ADVERSELY AFFECT OUR OPERATIONS AND FINANCIAL CONDITION.

     On April 27, 2001, we completed a merger with MobileForce Technologies, Inc., a Pleasanton, California-based provider of automated field workforce management products and services for the broadband communications industry. On July 3, 2001, we acquired Aerotec Communications, Inc., a nationwide provider of comprehensive technical services. On August 4, 2001, we acquired certain assets and liabilities of the Broadband Communications Division of ADC, including a number of cable infrastructure products, particularly in the digital video transport area. We face several challenges relating to these acquisitions, including:

     . integrating the operations and cultures of MobileForce, Aerotec and the Broadband Communications Division with ours;

     .    managing geographically dispersed operations; and

     .    retaining key management, operations, and technical personnel.

     We cannot assure you that we will be able to successfully address the challenges that these acquisitions present. Our failure to do so would likely materially and adversely affect our business, financial condition and operating results.

     Furthermore, the market for automated field workforce management products is at an early stage of development. We cannot assure you that the market will develop to the point where sales of these products generates enough revenue to fund the research and development associated with the products and yield a profit.

WE MAY PURSUE ADDITIONAL ACQUISITIONS AND INVESTMENTS THAT COULD ADVERSELY AFFECT OUR BUSINESS.

     In the past we have made, and in the future we may make, acquisitions of and investments in businesses, products and technologies that could complement or expand our business. If we identify an acquisition candidate, we may not be able to successfully negotiate or finance the acquisition or integrate the acquired businesses, products or technologies into our existing business and products. Future acquisitions could result in potentially dilutive issuances of equity securities, the incurrence of debt and contingent liabilities, amortization expenses and write-downs of acquired assets.

IF WE ARE UNABLE TO DESIGN, MANUFACTURE AND MARKET NEW PRODUCTS IN A TIMELY MANNER, WE MAY NOT REMAIN COMPETITIVE.

     The broadband communications market, which includes Internet, telephony, digital television and video-on-demand services, is characterized by continuing technological advancement, changes in customer requirements and evolving industry standards. To compete successfully, we must design, manufacture and market new products that provide increasingly higher levels of performance and reliability. Our inability to design, manufacture and market these products or to achieve broad commercial acceptance of these products would have an adverse effect on our business.

IF WE ARE UNABLE TO RETAIN OUR KEY PERSONNEL OR RECRUIT ADDITIONAL KEY PERSONNEL IN THE FUTURE, THEN WE MAY BE UNABLE TO EXECUTE OUR BUSINESS STRATEGY.

     Our success depends on our ability to hire, retain and motivate highly qualified personnel. Competition for qualified technical and other personnel is intense and we may not successfully attract or retain such personnel. Competitors and others in the past have recruited our employees and may do so in the future. While we require our employees to sign customary agreements concerning confidentiality and ownership of inventions, we generally do not have employment contracts or non-competition agreements with our personnel. If we lose any of our key personnel, are unable to attract qualified personnel or are delayed in hiring required personnel, particularly engineers and other technical personnel, our business could be negatively affected.

     Traditionally, we have used stock options to hire, retain, motivate and compensate our employees; however, with the recent decline in our stock price, a large number of such options are priced significantly above the recent trading price of our stock. Accordingly, the incentive and compensation value of such options has declined and this may make it more difficult to retain and motivate our employees.

     During 2001, we implemented workforce reductions and facility consolidations in response to a sharp decline in demand for our products due to reduced capital spending by our customers. The majority of personnel affected were in our manufacturing operations, but reductions were also made in administrative, management, engineering, operations and sales personnel. These reductions may make it more difficult to retain other personnel as the reductions may create uncertainty among the remaining workforce.

OUR RELIANCE ON SEVERAL KEY COMPONENTS, SUBASSEMBLIES AND MODULES USED IN THE MANUFACTURE OF OUR PRODUCTS COULD RESTRICT PRODUCTION.

     We obtain many components, subassemblies and modules necessary for manufacturing our products from a sole supplier or a limited group of suppliers. Our reliance on sole or limited suppliers, particularly foreign suppliers, and our increasing reliance on subcontractors, involves several risks. These risks include a potential inability to obtain an adequate supply of required components, subassemblies or modules, and reduced control over pricing, quality and timely delivery of these components, subassemblies or modules. We do not generally maintain long-term agreements with any of our suppliers or subcontractors. An inability to obtain adequate deliveries or any other circumstances, requiring us to seek alternative sources of supply, could affect our ability to ship our products on a timely basis, which could damage our relationships with current and prospective customers and harm our business.

     In response to a sharp decline in capital spending by our customers that resulted in a decline in demand for our products, we reduced our level of orders and future forecasts with our suppliers. As a result, it may be more difficult in the future to obtain components required for our products or to ramp up the volume of components, subassemblies or modules if demand for our products increases. The lower level of purchases from our suppliers may also adversely affect our unit costs that are in many cases based upon volume discounts.

OUR ABILITY TO ACHIEVE OUR STRATEGIC OBJECTIVE OF DELIVERING A FULL RANGE OF BROADBAND MANAGEMENT SERVICES WILL DEPEND UPON OUR ABILITY TO EFFECTIVELY MANAGE OUR SERVICE WORKFORCE.

     Our provision of the broadband management services required by our customers across the HFC network depends upon our ability to hire, retain, motivate and effectively manage a large service workforce. Our inability to maintain and effectively manage such personnel could affect our ability to meet our customer needs on a timely basis, which could damage our relationships with current customers and prevent us from achieving our strategic objective.

CHANGES IN INTERNATIONAL TRADE LAWS, REGULATIONS OR THE POLITICAL CLIMATE IN MEXICO COULD HINDER OUR PRODUCTION CAPACITY.

     During 2001, we implemented a manufacturing consolidation plan that eliminated two plants in response to a decline in demand for certain products. Although this results in cost savings from reduced manufacturing overhead, it makes us more dependent on our manufacturing facility in Tijuana, Mexico, where optical nodes and RF amplifiers for the domestic market are manufactured. This operation is exposed to certain risks as a result of its location, including:

     . changes in international trade laws, such as the North American Free Trade Agreement, affecting our import and export activities;

     . changes in, or expiration of, the Mexican government's Maquiladora program, which provides economic benefits to us;

     . changes in labor laws and regulations affecting our ability to hire and retain employees;

     .    fluctuations of foreign currency and exchange controls;

     .    potential political instability and changes in the Mexican government;

     .    potential regulatory changes; and

     .    general economic conditions in Mexico.

     Any of these risks could interfere with the operation of this facility and result in reduced production, increased costs, or both. In the event that production capacity of this facility is reduced, we could fail to ship products on schedule and could face a reduction in future orders from dissatisfied customers. If our costs to operate this facility increase, our margins would decrease. Reduced shipments and margins would have an adverse effect on our financial results and could lead to a decline in our stock price.

CHANGES IN THE REGULATORY, POLITICAL AND ECONOMIC ENVIRONMENTS IN ARGENTINA AND AUSTRIA COULD ADVERSELY AFFECT OUR MANUFACTURING OPERATIONS IN THOSE COUNTRIES.

     As part of the acquisition of the Broadband Communications Division of ADC, we acquired manufacturing facilities in Klagenfurt, Austria and Buenos Aires, Argentina. These facilities are subject to certain risks as a result of their locations, including:

     . changes in international trade laws that could affect doing business in the European Common Market or the Latin American Mercosur zone;

     . changes in labor laws and regulations affecting our ability to hire and retain employees;

     . fluctuations of foreign currency and exchange controls, the transition to the Euro in January 2002, and potential changes to the Argentine peso pegging to the United States dollar;

     . potential political instability and changes in the government, particularly in the case of Argentina given the current economic environment;

     .    potential regulatory changes; and

     . general economic conditions in Austria and Europe, and in Argentina and Latin America.

OUR COMPETITORS, SOME OF WHOM ARE LARGER AND MORE ESTABLISHED, MAY HAVE A COMPETITIVE ADVANTAGE OVER US.

     The market for HFC network transmission equipment and services is extremely competitive and is characterized by rapid technological change. Our current competitors include significantly larger companies with greater financial, technical, marketing and other resources. Additional competition could come from new entrants in the broadband communications equipment and services market. These existing and potential competitors may be in a better position to withstand any significant reduction in capital spending by HFC network operators and to keep pace with changes in technology. We cannot assure you that we will be able to compete successfully in the future or that competition will not harm our business.

     Competitive pressures are likely to increase in the current environment of reduced customer capital spending as the supplier base attempts to maintain revenue levels by increasing market share. This may result in increased price competition that could adversely affect our margins. Also, it could result in consolidation among the supplier base that would have an unpredictable effect on our competitive position.

WE EXPECT TO NEED ADDITIONAL CAPITAL IN THE FUTURE AND MAY NOT BE ABLE TO SECURE ADEQUATE FUNDS ON TERMS ACCEPTABLE TO US.

     We have recently incurred operating losses that resulted in negative cash flow from operations and may continue to do so. Also, as a result of our operating losses and recent restructuring charges, we renegotiated certain terms of our existing credit facility and reduced the amount from $70 million to $20 million. We currently anticipate that our existing capital resources, including available cash, proceeds from sales of marketable securities and borrowings under our existing credit facility will be sufficient to meet our operating needs for the next 12 to 24 months. If our cash flows are less than expected, we may need to raise additional funds sooner to respond to unforeseen technological or marketing hurdles, satisfy unforeseen liabilities or take advantage of unanticipated opportunities. A future acquisition could require significant amounts of capital. We may not be able to obtain funds at the time or times needed on terms acceptable to us, or at all. If we are unable to obtain adequate funds on acceptable terms, we may not be able to take advantage of market opportunities, develop new products or otherwise respond to competitive pressures.

IF OUR SALES FORECASTS ARE NOT REALIZED IN A GIVEN PERIOD OR IF OUR OPERATING RESULTS FLUCTUATE IN ANY GIVEN QUARTER, OUR STOCK PRICE MAY FALL.

     While we receive periodic forecasts from our customers as to their future requirements, these forecasts may not accurately reflect future purchase orders for our products. In addition, the sales cycles of many of our products, particularly our newer products sold internationally, are typically unpredictable and usually involve:

     .    a significant technical evaluation by our customers;

     .    a commitment of capital and other resources by HFC network operators;

     . delays associated with HFC network operators' internal procedures to approve large capital expenditures;

     . time required to engineer the deployment of new technologies or services within broadband networks; and

     .    testing and acceptance of new technologies that affect key operations.

     For these and other reasons, our sales cycles generally last three to six months, but can last up to 12 months.

     In addition, because a limited number of large customers account for a significant portion of our sales, the timing of their orders can cause significant fluctuation in our quarterly operating results. A portion of our expenses for any given quarter is typically based on expected sales and if sales are below expectations in any given quarter, the negative impact on our operating results may be increased if we are unable to adjust our spending to compensate for the lower sales. Accordingly, variations in the timing of sales can cause significant fluctuation in our quarterly operating results and may result in a decline in the price of our common stock.

OUR STOCK PRICE MAY BE VOLATILE.

     The market price of our common stock has fluctuated widely in the past and is likely to fluctuate in the future. Factors affecting our stock price may include:

     .    market conditions in the industry;

     .    changes in earnings estimates by analysts;

     .    variations in operating results from quarter to quarter; and

     .    general economic conditions.

     The high and low market prices (adjusted for stock splits) on our common stock for each of the last three fiscal years are shown below.

                                     Adjusted Stock Prices                        Quarterly
     Fiscal Year                 High                      Low                    Dividends
     ----------                  ----                      ---                    ---------
---------------------  ------------------------  ------------------------  ------------------------
   7/01/00-6/29/01             $  33.00                   $  5.00                    None
   6/26/99-6/30/00             $ 51.625                   $ 10.81                    None
   6/27/98-6/25/99             $16.0625                   $4.4375                    None

IF OUR INTERNATIONAL SALES DO NOT MEET OUR EXPECTATIONS, THEN OUR GROWTH MAY BE LESS THAN EXPECTED.

     Sales to customers outside of the United States represented 10% of net sales in fiscal 1999, 11% of net sales in fiscal 2000 and 13% of net sales in fiscal 2001. We expect that international sales will represent a substantial portion of our net sales in the future. Although we plan to invest resources to grow our international sales, there can be no guarantee that this investment will succeed. Our international operations are subject to a number of risks, including:

     .    spending patterns of international HFC network operators;

     . import and export license requirements, tariffs, taxes and other trade barriers;

     .    fluctuations in currency exchange rates;

     .    difficulty in collecting accounts receivable;

     . complying with a wide variety of foreign laws, treaties and telecommunications standards;

     .    difficulty in staffing and managing foreign operations; and

     .    political and economic instability.

WE MAY BE HARMED IF WE ARE UNABLE TO ADEQUATELY PROTECT OUR PROPRIETARY RIGHTS.

     We currently hold 14 United States patents and have a number of patent applications pending. We intend to continue to file patent applications in the future, where we believe appropriate, and to pursue such applications with United States and foreign patent authorities, but we cannot be sure that any other patents will be issued on such applications or that our patents will not be contested. Also, because issuance of a valid patent does not prevent other companies from using alternative, non-infringing technology, we cannot be sure that any of our patents will provide significant commercial protection. In addition to patent protection, we also rely on trade secrets, technical know-how, copyright and other unpatented proprietary information relating to our product development and manufacturing activities. We try to protect this information with confidentiality agreements with our employees and other parties. We cannot be sure that these agreements will not be breached, that we will have adequate remedies for any breach or that our trade secrets and proprietary know-how will not otherwise become known or independently discovered by others.

     Particular aspects of our technology could be found to infringe on the claims of other existing or future patents. Other companies may hold or obtain patents on inventions or may otherwise claim proprietary rights to technology necessary to our business which could prevent us from developing new products. We cannot predict the extent to which we may be required to seek licenses, or the extent to which they will be available to us on acceptable terms, if at all.

WE MAY BE HARMED IF WE ARE UNABLE TO ADEQUATELY RESOLVE CURRENT LITIGATION.

     Certain former securityholders and employees of a company we acquired have filed claims against us alleging violations of state securities laws and certain other state law claims under a stock option plan. We believe that we have defenses to these claims and are contesting them vigorously; however, we cannot be sure that we will be successful in defending these claims.

WE MAY EXPERIENCE TRANSITIONAL IMPAIRMENT LOSSES RELATED TO THE CARRYING VALUE OF INTANGIBLE ASSETS IN CONNECTION WITH OUR ADOPTION OF SFAS 142.

     In July 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 142, "Goodwill and Other Intangible Assets" (SFAS 142) which we plan to adopt effective June 29, 2002. SFAS 142 requires that an initial determination be made of potential impairment of intangible assets and that an annual assessment be performed thereafter. Because of the extensive effort needed to comply with adopting SFAS 142, it is not practicable to reasonably estimate the impact of adopting SFAS 142 and whether we will be required to recognize any transitional impairment losses. As of the date of adoption, we expect to have unamortized goodwill in the amount of approximately $6.2 million and unamortized identifiable intangible assets in the amount of approximately $9.2 million. Any transitional impairment loss would be recognized as the cumulative effect of a change in accounting principle. If such an impairment loss was recognized, it could have an effect on our stock price.

WE MAY INCUR SIGNIFICANT LIABILITIES IF WE FAIL TO COMPLY WITH STRINGENT ENVIRONMENTAL REGULATIONS OR IF WE DID NOT COMPLY WITH THESE REGULATIONS IN THE PAST.

     We are subject to a variety of Federal, state and local governmental regulations related to the use, storage, discharge and disposal of toxic or otherwise hazardous chemicals used in our manufacturing process. Although we believe that our activities conform to environmental regulations, the failure to comply with present or future regulations could result in fines being imposed on us, suspension of production or a cessation of operations. We cannot assure you that we have not in the past violated applicable laws or regulations which could result in required remediation or other liabilities.

YOU SHOULD NOT EXPECT TO RECEIVE DIVIDENDS FROM US.

     We have not paid cash dividends on our common stock in the past, nor do we expect to pay dividends on our common stock for the foreseeable future. We anticipate that earnings, if any, will be retained for the development of our businesses.

A PUBLIC MARKET MAY NOT DEVELOP FOR THE SECURITIES THAT WE MAY OFFER.

     The securities we may offer may not develop an active public market, which could depress the resale price of the securities. The securities we may offer, other than our common stock, will be new issues of securities for which there is currently no trading market. We cannot predict whether an active trading market for the securities will develop or be sustained. If an active trading market were to develop, the securities could trade at prices that may be lower than the initial offering price of the securities.

                           FORWARD-LOOKING STATEMENTS

     This prospectus and the documents we have filed with the Securities and Exchange Commission ("SEC") which we have referenced under "Where You Can Find More Information" below contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, statements regarding our ability to effectively integrate the operations of recently acquired businesses, our ability to expand our product offering, cable network operators' need to substantially increase their investment in high quality services, reduced demand for telecommunications equipment and broadcast arrangement services, the current slowdown in network upgrade activity and the level of future networks upgrade activity, the trend toward more fiber in the network, our ability to develop new and enhanced products, global demand for our products and services, our ability to expand our operations internationally, including the impact of the acquisition of assets from ADC Telecommunications, Inc. and statements relating to our business strategy. Forward-looking statements represent our judgment regarding future events. Although we believe we have a reasonable basis for these forward-looking statements, we cannot guarantee their accuracy and actual results may differ materially from those we anticipated due to a number of uncertainties, many of which we are not aware. Factors which could cause actual results to differ from expectations include, among others, capital spending patterns of the communications industry, our ability to develop new and enhanced products, continued industry consolidation, the development of competing technology and our ability to achieve our strategic objectives. We urge you to consider the risks and uncertainties discussed elsewhere in this prospectus and in the other documents filed with the SEC in evaluating our forward-looking statements. We have no plans to update our forward-looking statements to reflect events or circumstances after the date of this prospectus.

                                 USE OF PROCEEDS

     Unless we specify otherwise in a prospectus supplement, we intend to use the net proceeds from the sale of securities that we may offer to provide additional funds for working capital and other general corporate purposes that may include, among other things, acquiring or investing in businesses, products, services or technologies complementary to our current business, through mergers, acquisitions, joint ventures or otherwise.

     The precise amount and timing of the application of proceeds will depend upon our funding requirements in the future. We will retain broad discretion in the allocation of the net proceeds from an offering under this prospectus, as amended and supplemented. Pending the uses described above, the net proceeds will be invested in short-term, interest bearing, investment grade securities. We may set forth additional information on the use of net proceeds from the securities we may offer under this prospectus in a prospectus supplement relating to the specific offering.

                       RATIO OF EARNINGS TO FIXED CHARGES

   The following are our consolidated ratios of earnings to fixed charges for each of the periods indicated:

                                                                        Years Ended                      Three Months
                                                       June 27, June 26,  June 25, June 30, June 29,        Ended
                                                         1997     1998      1999     2000     2001     September 28, 2001
---------------------------------------------------------------------------------------------------------------------------
Ratio of earnings to fixed charges                       5.3x      1.2x     3.3x    25.5x     (a)             (a)
Ratio of earnings to combined fixed charges and
preference dividends                                     4.4x      1.0x     2.5x    25.5x

(a) Earnings were insufficient to cover fixed charges by $12,991,000 for the year ended June 29, 2001 and by $8,526,000 for the thirteen-week period ended September 28, 2001.

     The ratio of earnings to fixed charges represents, on a pre-tax basis, the number of times earnings cover fixed charges. Earnings consist of net income or loss, to which has been added fixed charges and taxes based on income. Fixed charges consist of interest expense on borrowings, other interest and the interest portion of all rentals charged to income.

                           DESCRIPTION OF CAPITAL STOCK

General

     We are authorized to issue 100,000,000 shares of common stock, $0.05 par value per share, and 2,000,000 shares of preferred stock, no par value per share. The following description of our capital stock is subject to and qualified in its entirety by our articles of incorporation and bylaws, each as amended and restated, and by the provisions of applicable Pennsylvania law.

Common Stock

     Reference is made to the applicable prospectus supplement relating to the common stock offered thereby for specific terms, including (i) the number of shares offered, (ii) the initial offering price and market price and (iii) dividend information.

     As of December 20, 2001, there were 35,854,724 shares of common stock outstanding. These shares were held of record by approximately 721 shareholders. Our common stock is traded on the Nasdaq National Market under the symbol "CCBL."

     Each holder of common stock is entitled to one vote for each share owned of record on all matters submitted to the vote of shareholders, subject to any voting rights of holders of preferred stock that may be issued in the future.
We have three classes of directors which have staggered terms of three years. Subject to preferences that may be applicable to any preferred stock that may be issued in the future and the restrictions on payment of dividends imposed by our credit facilities and other agreements, the holders of common stock will be entitled to such dividends as may be declared from time to time by the Board of Directors from funds legally available and will be entitled, after payment of all prior claims, to receive, on a pro rata basis, all of our assets upon liquidation, dissolution or winding up. The common stock is not redeemable and does not have any conversion rights. Holders of shares of common stock generally have no preemptive rights to maintain their respective percentage of ownership in future offers and sales of stock. The rights, preferences and privileges of holders of common stock are subject to the rights, preferences and privileges of any preferred stock which we may issue in the future which could have priority with respect to dividends and liquidation distributions. We have never paid dividends on our common stock and have no current plans to do so.

Preferred Stock

     The following description of the preferred stock sets forth certain general terms and provisions of the preferred stock to which any prospectus supplement may relate. The statements below describing the preferred stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our articles of incorporation, as amended and restated (including any future amendments thereto) and bylaws, as amended and restated (including any future amendments thereto).

     No preferred stock that has been authorized is issued or outstanding. The Board of Directors is authorized to issue one or more series of preferred stock and to determine the voting rights and the number of shares constituting the series and the designations, preferences, qualifications, privileges, limitations, restrictions, options, conversion rights and other special or relative rights. The Board of Directors may, without shareholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power of the holders of common stock. The Board of Directors has designated one series of preferred stock in connection with our shareholder rights plan which is more fully described below.

     Reference is made to the prospectus supplement relating to the series of preferred stock offered thereby for specific terms, including: (i) the series and title, if any, of such preferred stock; (ii) the number of shares of such preferred stock offered and the liquidation preference per share and the initial offering price of such preferred stock; (iii) the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to such preferred stock; (iv) whether dividends on such preferred stock shall be cumulative or not and, if cumulative, the date from which dividends on such preferred stock shall accumulate; (v) any voting rights granted to the holders of such preferred stock or required by law; (vi) the procedures for any auction and remarketing, if any, for such preferred stock; (vii) provisions for a sinking fund, if any, for such preferred stock; (viii) provisions for redemption, if applicable, of such preferred stock; (ix) any listing of such preferred stock on any securities exchange; (x) whether the preferred stock is convertible into other securities or rights and the terms and conditions, if applicable, upon which such preferred stock will be convertible into or exchangeable for such other securities or rights, or a combination of the foregoing, including the name of the issuer of such securities or rights, the conversion or exchange price or rate (or manner of calculation thereof) and the conversion or exchange date(s) or period(s); (xi) a discussion of certain material United States Federal income tax considerations applicable to such preferred stock; and (xii) any other material terms, preferences, rights, limitations or restrictions of such preferred stock.

     Rank

     Unless otherwise specified in the prospectus supplement, any series of preferred stock being offered will, with respect to (as applicable) dividend rights and rights upon our liquidation, dissolution or winding-up, rank (i) senior to all series of our common stock and to all of our equity securities the terms of which provide that such equity securities are subordinated to our preferred stock; (ii) junior to all of our equity securities which the terms of such series of preferred stock provide will rank senior to it; and (iii) equal with all of our equity securities other than those referred to in clauses (i) and (ii).

     Dividends

     Our holders of preferred stock of each series shall be entitled to receive, when, as and if declared by our Board of Directors, out of our assets legally available for payment, cash, property or stock dividends at such rates and on such dates as will be set forth in the applicable prospectus supplement. Each such dividend shall be payable to holders of record as they appear on our stock transfer books on the record dates as shall be fixed by our Board of Directors.

     Dividends on any series of the preferred stock may be cumulative or non-cumulative, as provided in the applicable prospectus supplement. Dividends, if cumulative, will accumulate from and after the date set forth in the applicable prospectus supplement. If our Board of Directors fails to declare a dividend payable on a dividend payment date on any series of the preferred stock for which dividends are non-cumulative, then the holders of such series of the preferred stock will have no right to receive a dividend in respect of the dividend period ending on such dividend payment date.

     If any shares of our preferred stock of any series are outstanding, no full dividends shall be declared or paid or set apart for payment on our preferred stock of any other series ranking, as to dividends, equal with or junior to the preferred stock of such series for any period unless (i) such series of preferred stock has a cumulative dividend, full cumulative dividends on the preferred stock of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period or
(ii) such series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment for the then current dividend period ((i) and (ii) are hereinafter collectively referred to as "all required dividends are paid"). When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the shares of preferred stock of any series and the shares of any other series of preferred stock ranking equal as to dividends with the preferred stock of such series, all dividends declared upon shares of preferred stock of such series and any other series of preferred stock ranking equal as to dividends with such preferred stock shall be declared pro rata so that the amount of dividends declared per share on the preferred stock of such series and such other series of preferred stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of preferred stock of such series (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such preferred stock does not have a cumulative dividend) and such other series of preferred stock bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on preferred stock of such series which may be in arrears.

     Except as provided in the immediately preceding paragraph, unless all required dividends are paid, no dividends (other than in common stock or other stock ranking junior to the preferred stock of such series as to dividends and upon our liquidation, dissolution or winding-up) shall be declared or paid or set aside for payment or other distribution shall be declared or made upon the common stock or any other of our stock ranking junior to or equal with the preferred stock of such series as to dividends or upon liquidation, nor shall any common stock or any of our other capital stock ranking junior to or equal with the preferred stock of such series as to dividends or upon liquidation, dissolution or winding-up of us be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) (except by conversion into or exchange for any of our other stock ranking junior to the preferred stock of such series as to dividends and upon our liquidation, dissolution or winding-
up).

     Any dividend payment made on shares of a series of preferred stock shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of such series which remains payable.

     Redemption

     If so provided in the applicable prospectus supplement, the shares of preferred stock will be subject to mandatory redemption or redemption at our option, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement.

     Liquidation Preference

     Upon any voluntary or involuntary liquidation, dissolution or winding-up of us, then, before any distribution or payment shall be made to the holders of any common stock or any other class or series of our stock ranking junior to such series of preferred stock in the distribution of assets upon any liquidation, dissolution or winding-up of us, the holders of each series of preferred stock shall be entitled to receive out of our assets legally available for distribution to shareholders liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable prospectus supplement). In the event that, upon any voluntary or involuntary liquidation, dissolution or winding-up of us, our legally available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of such series of preferred stock and the corresponding amounts payable on all shares of other series of our stock ranking equal with such series of preferred stock in the distribution of assets upon any liquidation, dissolution or winding-up of us, then the holders of such class or series of preferred stock and all other such classes or series of stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

     Conversion Rights

     The terms and conditions, if any, upon which shares of any series of preferred stock are convertible into or exchangeable for other securities or rights of us or other issuers, including, without limitation, common stock, debt securities or another series of preferred stock, or any combination of the foregoing, will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the name of the issuer of such other securities or rights and the number or principal amount of the securities or rights into which the preferred stock is convertible or exchangeable, the conversion or exchange price or rate (or manner of calculation thereof), the conversion or exchange date(s) or period(s), provisions as to whether the conversion or exchange will be at the option of the holders of such series of preferred stock or at our option and the events requiring an adjustment of the conversion or exchange price or rate.

Anti-Takeover

     We have the following provisions in our articles of incorporation or bylaws which could be viewed as having anti-takeover effects: (a) a provision requiring advance notice for shareholder nominations of directors, (b) a staggered Board of Directors, (c) "blank check" preferred stock, (d) removal of directors only for cause, (e) no shareholder action by partial written consent and (f) a supermajority (66 2/3%) vote required to approve certain transactions between us and an"interested shareholder." In addition, on August 17, 1999, our Board of Directors adopted a shareholder rights plan which provided a dividend distribution of one preferred share purchase right for each outstanding share of our common stock payable September 9, 1999 to shareholders of record on August 30, 1999. Each purchase right entitles shareholders to buy one one-hundredth of a share of newly created Series A Junior Participating Preferred Stock at an exercise price of $150.00. The description and terms of the rights are set forth in a Rights Agreement dated as of August 17, 1999 as the same may be amended from time to time, between us and American Stock Transfer and Trust Co., as rights agent. Generally, the rights will be exercisable if a person or group hereafter acquires or commences a tender offer or exchange offer for 20% or more of our common stock and shares of preferred stock purchasable upon exercise of the rights will be entitled to a preferential quarterly dividend, voting rights and a stipulated return in the event of any merger or similar transaction. If we are acquired after a person or group becomes an "Acquiring Person" (as defined in the rights plan), each right will entitle its holder to purchase, at the right's exercise price, a number of shares of common stock of the acquiring person or group having a market value at that time of twice the right's exercise price. The rights are designed to assure that all of our shareholders receive fair and equal treatment in the event of any proposed takeover.

     The Pennsylvania Business Corporation Law contains certain provisions applicable to us that restrict the ability of a person or entity to acquire control of a Pennsylvania corporation through a business combination, such as a merger, consolidation or share exchange, or through the acquisition of shares constituting at least 20% of the votes that can be cast in the election of directors of the, corporation. In general, these provisions operate, under certain circumstances, to (i) disenfranchise certain shares owned by a person or group that acquires voting power over 20%, 33 1/2% or 50% or more of the voting shares of the corporation that are designated as control shares, unless the voting rights of such shares are restored by shareholder vote, (ii) permit a corporation to redeem control shares at their then fair market value (iii) require a person or group that acquires or announces an intention to acquire 20% or more of the voting power of the corporation's securities during certain specified time periods to give notice to each shareholder and the court and (iv) give shareholders of the corporation the right to receive the fair value of their shares in cash from a person or group that has acquired 20% of the voting power of the corporation.

Transfer Agent and Registrar

     The Transfer Agent and Registrar for our common stock is American Stock Transfer & Trust Company.

                          DESCRIPTION OF DEBT SECURITIES

     We may offer any combination of senior debt securities or subordinated debt securities. The debt securities may be secured or unsecured obligations. We may issue any of the senior debt securities and the subordinated debt securities under separate indentures between us, as issuer, and the trustee or trustees identified in a prospectus supplement.

     The prospectus supplement will describe the particular terms of any debt securities we may offer and may differ from the terms summarized below. The following summaries of the debt securities are not complete. We urge you to read the indentures to be filed as exhibits to the registration statement, which includes this prospectus and any prospectus supplements, in the event that we offer debt securities. We also urge you to read the description of the debt securities included in the applicable prospectus supplement.

     We conduct some of our operations through our subsidiaries. Our rights and the rights of our creditors, including holders of debt securities, to the assets of any of our subsidiaries upon that subsidiary's liquidation or reorganization or otherwise would be subject to the prior claims of that subsidiary's creditors, except to the extent that we may be a creditor with recognized claims against the subsidiary. Our subsidiaries' creditors would include trade creditors, debt holders, secured creditors and taxing authorities. Except as we may provide in a prospectus supplement, neither the debt securities that we may issue nor the indentures will restrict us or any of our subsidiaries from incurring indebtedness.

General

     We may issue debt securities in one or more series. The debt securities will have terms that are consistent with the indentures. Unless the prospectus supplement indicates otherwise, senior debt securities will be unsecured and unsubordinated obligations and will rank equal with all our other unsecured and unsubordinated debt. Subordinated debt securities will be paid only if all payments due under our senior indebtedness, including any outstanding senior debt securities, have been made.

     The indentures might not limit the amount of other debt that we may incur or whether that debt is senior to the debt securities that we may offer under a prospectus supplement, and might not contain financial or similar restrictive covenants. The indentures might not contain any provision to protect holders of debt securities against a sudden or dramatic decline in our ability to pay our debt.

     The prospectus supplement will describe the debt securities and the price or prices at which we will offer the debt securities. The description will include:

     .    the title and form of the debt securities;

     . any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

     . the person to whom any interest on a debt security of the series will be paid;

     .    the date or dates on which we must repay the principal;

     . the rate or rates at which the debt securities will bear interest, if any, the date or dates from which interest will accrue, and the dates on which we must pay interest;

     . if applicable, the duration and terms of the right to extend interest payment periods;

     . the place or places where we must pay the principal and any premium or interest on the debt securities;

     . the terms and conditions on which we may redeem any debt security, if at all;

     . any obligation to redeem or purchase any debt securities, and the terms and conditions on which we must do so;

     .    the denominations in which we may issue the debt securities;

     . the manner in which we will determine the amount of principal or any premium or interest on the debt securities;

     . the currency in which we will pay the principal or any premium or interest on the debt securities;

     . the principal amount of the debt securities that we will pay upon declaration of acceleration of their maturity;

     . the amount that will be deemed to be the principal amount for any purpose, including the principal amount that will be due and payable upon any maturity or that will be deemed to be outstanding as of any date;

     . if applicable, that the debt securities are defeasible and the terms of such defeasance;

     . if applicable, the terms of any right to convert debt securities into, or exchange debt securities for, shares of common stock or other securities or property;

     . whether we will issue the debt securities in the form of one or more global securities and, if so, the respective depositories for the global securities and the terms of the global securities;

     . if applicable, the subordination provisions that will apply to any subordinated debt securities;

     . if applicable, the provisions relating to any security provided for the debt securities;

     . any addition to or change in the events of default applicable to the debt securities and any change in the right of the trustee or the holders to declare the principal amount of any of the debt securities due and payable; and

     .    the covenants applicable to the debt.

     We may sell the debt securities at a substantial discount below their stated principal amount. We will describe United States Federal income tax considerations, if any, applicable to debt securities sold at an original issue discount in the prospectus supplement. An "original issue discount security" is any debt security sold for less than its face value, and which provides that the holder cannot receive the full face value if maturity is accelerated. The prospectus supplement relating to any original issue discount securities will describe the particular provisions relating to acceleration of the maturity upon the occurrence of any event of default. In addition, we will describe United States Federal income tax or other considerations applicable to any debt securities that are denominated in a currency or unit other than United States dollars in the prospectus supplement.

Conversion and Exchange Rights

     The prospectus supplement will describe, if applicable, the terms on which the debt securities may be converted into or exchanged for common stock or other securities or property. The conversion or exchange may be mandatory or may be at your option. The prospectus supplement will describe how the number of shares of common stock or other securities or property to be received upon conversion or exchange would be calculated.

Subordination of Subordinated Debt Securities

     Unless the prospectus supplement indicates otherwise, the following provisions will apply to the subordinated debt securities. The indebtedness underlying the subordinated debt securities will be payable only if all payments due under our senior indebtedness, including any outstanding senior debt securities, have been made. If we distribute our assets to creditors upon any dissolution, winding-up, liquidation or reorganization or in bankruptcy, insolvency, receivership, or similar proceedings, we must first pay all amounts due or to become due on all senior indebtedness before we pay the principal of, or any premium or interest on, the subordinated debt securities. If we experience a bankruptcy, dissolution or reorganization, holders of senior indebtedness may recover more, ratably, and holders of subordinated debt or subordinated debt securities may recover less, ratably, than our other creditors.

     The prospectus supplement will indicate the indebtedness ranking senior to the debt securities being offered and briefly describe any limitation on the issuance of such additional senior indebtedness or indicate that there is no such limitation.

Form, Exchange, and Transfer

     We will issue debt securities only in fully registered form and, unless the prospectus supplement indicates otherwise, only in denominations of $1,000 and integral multiples thereof. The holder of a debt security may elect, subject to the terms of the indentures and the limitations applicable to global securities, to exchange them for other debt securities of the same series of any authorized denomination and of similar terms and aggregate principal amount.

     Holders of debt securities may present them for exchange as provided above or for registration of transfer, duly endorsed or with the form of transfer duly executed, at the office of the transfer agent we designate for that purpose. We will not impose a service charge for any registration of transfer or exchange of debt securities, but we may require a payment sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. We will name the transfer agent in the prospectus supplement. We may designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, but we must maintain a transfer agent in each place in which we will pay on debt securities.

     If we redeem the debt securities, we will not be required to issue, register the transfer of or exchange any debt security during a specified period prior to mailing a notice of redemption. We are not required to register the transfer of or exchange any debt securities selected for redemption, except the unredeemed portion of the debt security being redeemed.

Global Securities

     The debt securities may be represented, in whole or in part, by one or more global securities that will have an aggregate principal amount equal to that of all debt securities of that series. Each global security will be registered in the name of a depositary identified in the prospectus supplement. We will deposit the global security with the depositary or a custodian, and the global security will bear a legend regarding the restrictions on exchanges and registration of transfer.

     No global security may be exchanged in whole or in part for debt securities registered, and no transfer of a global security in whole in part may be registered in the name of any person other than the depositary or any nominee or successor of the depositary unless:

     .    the depositary is unwilling or unable to continue as depositary; or

     . the depositary is no longer in good standing under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or other applicable statute or regulation.

The depositary will determine how all securities issued in exchange for a global security will be registered.

     As long as the depositary or its nominee is the registered holder of a global security, we will consider the depositary or the nominee to be the sole owner and holder of the global security and the underlying debt securities. Except as stated above, owners of beneficial interests in a global security will not be entitled to have the global security or any debt security registered in their names, will not receive physical delivery of certificated debt securities and will not be considered to be the owners or holders of the global security or underlying debt securities. We will make all payments of principal, premium and interest on a global security to the depositary or its nominee. The laws of some jurisdictions require that some purchasers of securities take physical delivery of securities in definitive form. These laws may prevent you from transferring your beneficial interests in a global security.

     Only institutions that have accounts with the depositary or its nominee and persons that hold beneficial interests through the depositary or its nominee may own beneficial interests in a global security. The depositary will credit, on its book-entry registration and transfer system, the respective principal amount of debt securities represented by the global security to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or any such participant.

     The policies and procedures of the depositary may govern payment, transfers, exchanges and other matters relating to beneficial interest in a global security. We and the trustee will assume no responsibility or liability for any aspect of the depositary's or any participant's records relating to, or for payments made on account of, beneficial interests in a global security.

Payment and Paying Agent

     Unless the prospectus supplement indicates otherwise, we will pay principal and any premium or interest on a debt security to the person in whose name the debt security is registered at the close of business on the regular record date for the interest.

     Unless the prospectus supplement indicates otherwise, we will pay principal and any premium or interest on the debt securities at the office of our designated paying agent. Unless the prospectus supplement indicates otherwise, the corporate trust office of the trustee will be the paying agent for the debt securities.

     Any other paying agents we designate for the debt securities of a particular series will be named in the prospectus supplement. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place of payment for the debt securities.

     The paying agent will return to us all money we pay to it for the payment of the principal, premium or interest on any debt security that remains unclaimed for a specified period. Thereafter, the holder may look only to us for payment, as an unsecured general creditor.

Consolidation, Merger, or Sale of Assets

     The terms of the indentures may provide that, so long as any securities remain outstanding, we may not consolidate or enter into a share exchange with or merge into any other person, in a transaction in which we are not the surviving corporation, or sell, convey, transfer, or lease our properties and assets substantially as an entirety to any person, unless:

     . the successor assumes our obligations under the debt securities and the indentures; and

     .    we meet the other conditions described in the indentures.

Events of Default

     Each of the following may constitute an event of default under each indenture:

     . failure to pay the principal of or any premium on any debt security when due;

     . failure to pay any interest on any debt security when due, for more than a specified number of days past the due date;

     .    failure to deposit any sinking fund payment when due;

     . failure to perform any covenant or agreement in the indenture, which failure continued for a specified number of days after written notice has been given by the trustee or the requisite holders of the debt securities of that series;

     .    specified events of bankruptcy, insolvency or reorganization; and

     .    any other event of default specified in the prospectus supplement.

     If an event of default occurs and continues, both the trustee and holders of a specified percentage in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series to be immediately due and payable. The holder of a majority in aggregate principal amount of the outstanding securities of that series may, under specified circumstances, rescind and annul the acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived.

     Except for specified duties in case of an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request or direction of any of the holders, unless the holders have offered the trustee reasonable indemnity. If they provide this indemnification, the holders of a majority in aggregate principal amount of the outstanding securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

     No holder of a debt security of any series may institute any proceeding with respect to the indenture, or for the appointment of a receiver or a trustee, or for any other remedy, unless:

     . the holder has previously given the trustee written notice of a continuing event of default;

     . the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series have made a written request upon the trustee, and have offered reasonable indemnity to the trustee, to institute the proceeding;

     . the trustee has failed to institute the proceeding for a specified period of time after its receipt of the notification; and

     . the trustee has not received a direction inconsistent with the request within a specified number of days;

     . provided, however, each holder has an absolute right to bring actions for payment of overdue principal, premium, if any, or interest.

Modification and Waiver

     We and the trustee may change an indenture without the consent of any holders with respect to certain matters, including to fix any ambiguity, defect, or inconsistency in the indenture and to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

     In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee under certain conditions. These conditions may include the written consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each class that is affected or the adoption of a resolution, at a meeting of holders of debt securities at which a quorum is present by the holders of at least two-thirds in aggregate principal amount of the outstanding debt securities of each class that is affected represented at such meeting. The indentures also may require that we and the trustee obtain the consent of the holder of any outstanding debt securities affected to the extent that we:

     .    extend the fixed maturity of any series of notes issued;

     . reduce the principal amount, reduce the rate of or extend the time of payment of interest, or any premium payable upon the redemption, of any debt securities; or

     . reduce the percentage of debt securities the holders of which are required to consent to any amendment.

     Except in some limited circumstances, we may set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the indentures, or be present at a meeting of holders of debt securities. In some limited circumstances, the trustee may set a record date. To be effective, the action must be taken by holders of the requisite principal amount of such debt securities within a specified period following the record date.

Defeasance

     To the extent stated in the prospectus supplement, we may elect to apply the provisions in the indentures relating to defeasance and discharge of indebtedness, or to defeasance of some restrictive covenants, to the debt securities of any series. The indentures may provide that, upon satisfaction of the requirements described below, we may terminate all of our obligations under the debt securities of any series and the applicable indenture, which is known as legal defeasance, other than our obligation:

     . to maintain a registrar and paying agents and hold moneys for payment in trust;

     .    to register the transfer or exchange or the debt securities; and

     .    to replace mutilated, destroyed, lost or stolen debt securities.

     In addition, we may terminate our obligation to comply with any restrictive covenants under the debt securities of any series or the applicable indenture, which is known as covenant defeasance.

     We may exercise our legal defeasance option even if we have previously exercised our covenant defeasance option. If we exercise either defeasance option, payment of the debt securities may not be accelerated because of the occurrence of events of default.

     To exercise either defeasance option as to debt securities of any series, we would be required to satisfy customary conditions described in the applicable indenture, which may include the establishment of a trust with the trustee in which we would irrevocably deposit money and/or obligations that will provide money in an amount sufficient to pay the principal of, premium, if any, and each installment of interest on the debt securities, the delivery of an opinion of counsel to the trustee, and the failure of an event of default to have occurred or be continuing.

Notices

     We will mail notices to holders of debt securities as indicated in the prospectus supplement.

Title

     We will treat the person in whose name a debt security is registered as the absolute owner, whether or not such debt security may be overdue, for the purpose of making payment and for all other purposes.

                            DESCRIPTION OF WARRANTS

     We may issue warrants to purchase debt securities, preferred stock or common stock (collectively, the "Underlying Warrant Securities"), and such warrants may be issued independently or together with any such Underlying Warrant Securities and may be attached to or separate from such Underlying Warrant Securities. Each series of warrants will be issued under a separate warrant agreement (each a "Warrant Agreement") to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

     The applicable prospectus supplement will describe the specific terms of any warrants offered thereby, including: (i) the title of such warrants; (ii) the aggregate number of such warrants; (iii) the price or prices at which such warrants will be issued; (iv) the currency or currencies, including composite currencies, in which the exercise price of such warrants may be payable; (v) the designation and terms of the Underlying Warrant Securities purchasable upon exercise of such warrants; (vi) the price at which the Underlying Warrant Securities purchasable upon exercise of such warrants may be purchased; (vii) the date on which the right to exercise such warrants will commence and the date on which such right shall expire; (viii) whether such warrants will be issued in registered form or bearer form; (ix) if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time; (x) if applicable, the designation and terms of the Underlying Warrant Securities with which such warrants are issued and the number of such warrants issued with each such Underlying Warrant Security; (xi) if applicable, the date on and after which such warrants and the related Underlying Warrant Securities will be separately transferable; (xii) information with respect to book-entry procedures, if any; (xiii) if applicable, a discussion of certain United States Federal income tax considerations; and (xiv) any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

                               PLAN OF DISTRIBUTION

     We may sell the securities being offered hereby in one or more of the following ways from time to time:

     .    through agents to the public or to investors;

     .    to underwriters for resale to the public or to investors;

     .    directly to investors;

     .    through a combination of any such methods of sale; or

     .    any other method permitted by law.

     We will set forth in a prospectus supplement the terms of the offering of securities, including:

     .    the name or names of any agents or underwriters;

     . the purchase price of the securities being offered and the proceeds that we will receive from the sale;

     . any over-allotment options under which underwriters may purchase additional securities from us;

     . any agency fees or underwriting discounts and other items constituting agents' or underwriters' compensation;

     .    any discounts or concessions allowed or reallowed or paid to dealers;
          and

     . any securities exchanges on which the securities being offered may be listed.

Agents

     We may designate agents who agree to use their reasonable or best efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis.

Underwriters

     If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters may change from time to time any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship.

Direct Sales

     We may also sell securities directly to one or more purchasers without using underwriters or agents. Underwriters, dealers, and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers, or agents and will describe their compensation. We may have agreements with the underwriters, dealers, and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers, and agents may engage in transactions with or perform services for us or our subsidiaries in the ordinary course of their businesses.

Trading Markets and Listing of Securities.

     Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is listed on the Nasdaq National Market. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

Stabilization Activities

     Any underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Passive Market Making

     Any underwriters who are qualified market makers on the Nasdaq National Market may engage in passive market making transactions in common stock on the Nasdaq National Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offer or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market marker's bid, however, the passive market maker's bid must then be lowered when certain purchase limits are exceeded.

                                  LEGAL MATTERS

     Ballard Spahr Andrews & Ingersoll, LLP, Philadelphia, Pennsylvania, will provide an opinion as to legal matters in connection with the securities that we may offer.

                        INDEPENDENT PUBLIC ACCOUNTANTS

     The consolidated financial statements and schedule of C-COR.net as of June 29, 2001 and June 30, 2000 and for each of the years in the three-year period ended June 29, 2001, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of such firm as experts in accounting and auditing.

     The financial statements of the Broadband Communications Division of ADC Telecommunications, Inc. as of October 31, 2000 incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts (or, as experts in accounting and auditing) in giving said reports.

     With respect to the unaudited interim financial information for the period ended September 28, 2001, incorporated by reference herein, KPMG LLP reported that they applied limited procedures in accordance with professional standards for a review of such information. However, their separate report included in C-COR.net's quarterly report on Form 10-Q for the quarter ended September
28, 2001, and incorporated by reference herein, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. The accountants are not subject to the liability provisions of Section 11 of the Securities Act of 1933 (the "Securities Act") for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

                       WHERE YOU CAN FIND MORE INFORMATION

     We are a reporting company and file annual, quarterly and current reports, proxy statements, and other information with the SEC. You may read and copy these reports, proxy statements, and other information at the SEC's public reference room located at 450 Fifth Street, N.W., Washington, DC 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference rooms. Our SEC filings are also available at the SEC's web site at "http://www.sec.gov." In addition, you can read and copy our SEC filings at the office of the National Association of Securities Dealers, Inc. at 1735 K Street, Washington, DC 20006.

     The SEC allows us to "incorporate by reference" information that we file with them, which means that we can disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering:

     (1) our Annual Report on Form 10-K for the fiscal year ended June 29, 2001;

     (2) our Quarterly Report on Form 10-Q for the period ended September 28, 2001;

     (3) our Current Reports on Form 8-K dated July 3, 2001, July 9, 2001, August 4, 2001 and November 2, 2001, our Form 8-K/A, Amendment No. 1 filed July 10, 2001 amending our Current Report on Form 8-K filed April 27, 2001 and our Form 8-K/A, Amendment No. 1 filed October 19, 2001 amending our Current Report on Form 8-K dated August 4, 2001;

     (4) the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on October 27, 1982 (as amended by Form 8-A/A filed with the SEC on July 3, 1990); and

     (5) the description of our Series A Junior Participating Preferred Stock Purchase Rights contained in our Registration Statement on Form 8-A filed with the SEC under the Exchange Act on August 30, 1999.

     Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered a copy of any or all of such documents which are incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates). Written or oral requests for copies should be directed to William T. Hanelly, Chief Financial Officer, Secretary and Treasurer, 60 Decibel Road, State College, PA 16801 or (814) 238-2461.

                                 $150,000,000

                                C-COR.net Corp.

                         Common Stock, $0.05 par value
                         Preferred Stock, no par value
                                Debt Securities
                                   Warrants
                             ____________________

                                  PROSPECTUS
                                    , 2001
                             ____________________

 You should rely only on the information contained in this prospectus or incorporated by reference into this prospectus. We have not authorized any dealer, salesperson or other person to give any information or to make any representations not contained in this prospectus or any prospectus supplement. You must not reply on any unauthorized information. This prospectus is not an offer of these securities in any state where any offer is not permitted. The information in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or any sale of these securities. You should not assume that this prospectus is accurate as of any other date.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

     The following table sets forth the fees and expenses in connection with the issuance and distribution of the securities being registered. Except for the SEC registration fee, all amounts are estimates.

Securities and Exchange Commission Registration Fee............... $35,850
Nasdaq National Market Fees....................................... *
Fees of Registrar and Transfer Agent.............................. *
Legal Fees and Expenses........................................... *
Accounting Fees and Expenses...................................... *
Miscellaneous..................................................... *
                                                                   _______
Total............................................................. *


__________________________
*To be provided by amendment

Item 15.  Indemnification of Directors and Officers.

     Sections 1741 through 1750 of the Pennsylvania Business Corporation Law of 1988, as amended, permits, and in some cases requires, the indemnification of officers, directors and employees of the Registrant. Article VII, Section 7-1 of the Registrant's bylaws provides that the Registrant shall indemnify any director or officer of the Registrant against expenses (including legal fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him or her, to the fullest extent now or hereafter permitted by law in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, brought or threatened to be brought against him or her, including actions or suits by or in the right of the Registrant, by reason of the fact that he or she is or was a director or officer of the Registrant, its parent or any of its subsidiaries, or acted as a director or officer or in any other capacity on behalf of the Registrant, its parent or any of its subsidiaries or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

     The Board of Directors by resolution may similarly indemnify any person other than a director or officer of the Registrant to the fullest extent now or hereafter permitted by law for liabilities incurred by him or her in connection with services rendered by him or her for or at the request of the Registrant, its parent or any of its subsidiaries.

Item 16.  Exhibits.

Exhibit Number     Description
--------------     -----------

    1.1*           Form of Underwriting Agreement

    4.1(a) Amended and Restated Articles of Incorporation of the Registrant (Filed as Exhibit 3(a) to Quarterly Report on Form 10-Q for the period ended December 24, 1999, File No. 000-10726 and incorporated herein by reference.)

    4.1(b) Articles of Amendment of Amended and Restated Articles of Incorporation of the Registrant (Filed as Exhibit 3(b) to Quarterly Report on Form 10-Q for the period ended December 24, 1999, File No. 000-10726 and incorporated herein by reference.)

    4.1(c) Articles of Amendment of Amended and Restated Articles of Incorporation of the Registrant (Filed as Exhibit 3(c) to Quarterly Report on Form 10-Q for the quarterly period ended December 24, 1999, File No. 000-10726 and incorporated herein by reference.)

    4.1(d) Articles of Amendment of Amended and Restated Articles of Incorporation of the Registrant (Filed as Exhibit 3(d) to Quarterly Report on Form 10-Q for the period ended December 24, 1999, File No. 000-10726 and incorporated herein by reference.)

    4.1(e) Statement with Respect to Shares of Series A Junior Participating Preferred Stock of the Registrant (Filed as
                   Exhibit 3(e) to Quarterly Report on Form 10-Q for the period ended December 24, 1999, File No. 000-10726 and incorporated herein by reference.)

    4.1(f) Articles of Amendment to Amended and Restated Articles of Incorporation of the Registrant (Filed as Exhibit 3(f) to Quarterly Report on Form 10-Q for the period ended December 24, 1999, File No. 000-10726 and incorporated herein by reference.)

    4.1(g) Articles of Amendment to Amended and Restated Articles of Incorporation of the Registrant (Filed as Exhibit 3(g) to Quarterly Report on Form 10-Q for the period ended December 24, 1999, File No. 000-10726, and incorporated herein by reference.)

    4.2 Amended and Restated Bylaws, as amended, of the Registrant (Filed as Exhibit 3.1 to Quarterly Report on Form 10-Q for the period ended September 29, 2000, File No. 000-10726, and incorporated herein by reference.)

    4.3*           Form of Senior Indenture

     4.4*          Form of Subordinated Indenture

     4.5*          Form of Senior Debt Security

     4.6*          Form of Subordinated Debt Security

     4.7           Form of C-COR.net Common Stock Certificate (Filed as Exhibit
                   4.1 to Registration Statement on Form S-8 filed on November 13, 2000, File No. 333-49826, and incorporated herein by reference.)

     4.8*          Form of C-COR.net Preferred Stock Certificate

     4.9*          Form of Warrant Agreement

     5.1*          Opinion of Ballard Spahr Andrews & Ingersoll, LLP

     12.1*         Statement re Computation of Ratios to Fixed Charges

     15.1**        Letter from KPMG LLP re Unaudited Interim Financial
                   Information

     23.1* Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in Exhibit 5.1)

     23.2**        Consent of KPMG LLP

     23.3**        Consent of Arthur Andersen LLP

     24.1          Power of Attorney (included on signature page)

     25.1* Statement of Eligibility of the Trustee under the Trust Indenture Act of 1939

__________________________
* To be filed by amendment or as an exhibit to a report filed pursuant to Sections 13(a), 13(c) or (d) of the Exchange Act.
**   Filed herewith.

Item 17.  Undertakings

          The Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement.

                    (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act").

                    (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
          Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in this Registration Statement.

          (2) That, for purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, trustees and controlling persons of the Registrant pursuant to the provisions described under Item 15 above or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, trustee or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant, C-COR.net Corp., certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of State College, Commonwealth of Pennsylvania, on December 21, 2001.

                                   C-COR.net CORP.



                                   By: /s/ David A. Woodle
                                      ------------------------------------
                                        David A. Woodle
                                        President, Chief Executive Officer and
                                        Chairman

     We, the undersigned officers and directors of C-COR.net Corp., hereby severally constitute David A. Woodle and William T. Hanelly, and either of them individually, our true and lawful attorneys with full power to them and each of them individually, to sign for us and in our names in the capacities indicated below, this Registration Statement on Form S-3 filed herewith and any and all amendments, including post-effective amendments, to said Registration Statement and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable C-COR.net Corp. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                               Capacity                                     Date
-------------------------------          ---------------------------------------          ---------------------------
 /s/  David A. Woodle                    President, Chief Executive                       December 21, 2001
-------------------------------          Officer and Chairman
David A. Woodle                          (Principal Executive Officer)

 /s/  William T. Hanelly                 Chief Financial Officer,                         December 21, 2001
-------------------------------          Secretary and Treasurer
William T. Hanelly                       (Principal Financial Officer)

Signature                                               Capacity                                     Date
-------------------------------          ---------------------------------------          ---------------------------
 /s/  Joseph E. Zavacky                  Controller                                       December 21, 2001
-------------------------------          (Principal Accounting Officer)
Joseph E. Zavacky

 /s/  Donald M. Cook, Jr.                Director                                         December 21, 2001
-------------------------------
Donald M. Cook, Jr.

 /s/  Michael J. Farrell                 Director                                         December 21, 2001
-------------------------------
Michael J. Farrell

                                         Director                                         December 21, 2001
-------------------------------
I. N. Rendall Harper, Jr.

 /s/  John J. Omlor                      Director                                         December 21, 2001
-------------------------------
John J. Omlor

 /s/  Frank Rusinko, Jr.                 Director                                         December 21, 2001
-------------------------------
Frank Rusinko, Jr.

 /s/  James J. Tietjen                   Director                                         December 21, 2001
-------------------------------
James J. Tietjen

                                 EXHIBIT INDEX


Exhibit
Number       Description
------       -----------

1.1*         Form of Underwriting Agreement
4.1(a)       Amended and Restated Articles of Incorporation of the Registrant
             (Filed as Exhibit 3(a) to Quarterly Report on Form 10-Q for the
             period ended December 24, 1999, File No. 000-10726 and incorporated herein by reference.)
4.1(b)       Articles of Amendment of Amended and Restated Articles of
             Incorporation of the Registrant (Filed as Exhibit 3(b) to Quarterly
             Report on Form 10-Q for the period ended December 24, 1999, File
             No. 000-10726 and incorporated herein by reference.)
4.1(c)       Articles of Amendment of Amended and Restated Articles of
             Incorporation of the Registrant (Filed as Exhibit 3(c) to Quarterly
             Report on Form 10-Q for the period ended December 24, 1999, File
             No. 000-10726 and incorporated herein by reference.)
4.1(d)       Articles of Amendment of Amended and Restated Articles of
             Incorporation of the Registrant (Filed as Exhibit 3(d) to Quarterly
             Report on Form 10-Q for the period ended December 24, 1999, File
             No. 000-10726 and incorporated herein by reference.)
4.1(e)       Statement with Respect to Shares of Series A Junior Participating
             Preferred Stock of the Registrant (Filed as Exhibit 3(e) to
             Quarterly Report on Form 10-Q for the period ended December 24,
             1999, File No. 000-10726 and incorporated herein by reference.)
4.1(f)       Articles of Amendment to Amended and Restated Articles of
             Incorporation of the Registrant (Filed as Exhibit 3(f) to Quarterly
             Report on Form 10-Q for the period ended December 24, 1999, File
             No. 000-10726 and incorporated herein by reference.)
4.1(g)       Articles of Amendment to Amended and Restated Articles of
             Incorporation of the Registrant (Filed as Exhibit 3(g) to Quarterly
             Report on Form 10-Q for the period ended December 24, 1999, File
             No. 000-10726, and incorporated herein by reference.)
4.2          Amended and Restated Bylaws, as amended, of the Registrant (Filed as Exhibit 3.1 to Quarterly Report on Form 10-Q for the period ended September 29, 2000, File No. 000-10726, and incorporated herein by reference.)
4.3*         Form of Senior Indenture
4.4*         Form of Subordinated Indenture
4.5*         Form of Senior Debt Security
4.6*         Form of Subordinated Debt Security
4.7          Form of C-COR.net Common Stock Certificate (Filed as Exhibit 4.1 to
             Registration Statement on Form S-8 filed on November 13, 2000, File
             No. 333-49826, and incorporated herein by reference.)
4.8*         Form of C-COR.net Preferred Stock Certificate
4.9*         Form of Warrant Agreement
5.1*         Opinion of Ballard Spahr Andrews & Ingersoll, LLP
12.1*        Statement re Computation of Ratios to Fixed Charges
15.1**       Letter from KPMG LLP re Unaudited Interim Financial Information
23.1*        Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in
             Exhibit 5.1)

23.2**       Consent of KPMG LLP
23.3**       Consent of Arthur Andersen LLP
24.1         Power of Attorney (included on signature page)
25.1*        Statement of Eligibility of the Trustee under the Trust Indenture
             Act of 1939

__________________________
* To be filed by amendment or as an exhibit to a report filed pursuant to Sections 13(a), 13(c) or 15(d) of the Exchange Act.
**   Filed herewith.